UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 8, 2020

Predictive Oncology Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2915 Commers Drive, Suite 900, Eagan, Minnesota 55121
(Address of Principal Executive Offices) (Zip Code)

(651) 389-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

          On July 8, 2020, Andrew P. Reding resigned from the Board of Directors (the “Board”) of Predictive Oncology Inc. (the “Company”), effective immediately.

Election of Directors

          Effective July 9, 2020, the Board elected Chuck Nuzum, Nancy Chung-Welch, Ph.D., and Gregory S. St.Clair to the Board. They were chosen to fill the vacancies created by the resignations of Pam Prior, Gerald J. Vardzel, Jr. and Andrew P. Reding, respectively. Mr. Nuzum was also chosen to chair the Board’s Audit Committee. As a Class I director, his term will expire at the 2022 annual meeting of the Company’s stockholders, while Dr. Chung-Welch’s and Mr. St. Clair’s terms will expire at the 2020 annual meeting of the Company’s stockholders (as with the other Class II directors).

          Mr. Nuzum, has extensive experience as a CFO that ranges from private start-ups to large publicly-traded companies. Mr. Nuzum presently provides financial consulting services on a project basis to companies such as McKesson, BioMarin, AutoDesk and Squire Patton Boggs, mentors start-up companies and serves on the Board of Directors of several companies. Previously he was co-founder and CFO of the Tyburn Group, a financial services company that creates and delivers prepaid payroll and general purpose card programs for customers. For the four years prior, Mr. Nuzum served as the Controller of Dey, L.P., a large pharmaceutical manufacturing subsidiary of Merck KGaA. Prior to that he was co-founder, Executive Vice President and CFO of SVC Financials Services, one of the first companies in the field to integrate a mobile money solution for global distribution, Vice President of Finance and Administration at Tiburon, Inc., a leader in public safety and justice information systems, and CFO of Winebid.com the world’s leading e-commerce wine auction company. For more than two decades, Mr. Nuzum was CFO of Loomis Fargo & Co., the well-known international provider of ATM systems, armored cars and other security services. Mr. Nuzum, a Certified Public Accountant, earned his BA at the University of Washington at Seattle.

          Dr. Chung-Welch is currently an independent consultant advising life science companies and their institutional investors on life science companies, technologies and industries with an emphasis on the research product/tools market. Previously she was a Director, Business Development at Cell Signaling Technology and was Director, Business Development at Thermo Fisher Scientific and Technical Marketing Manager for Fisher Scientific. She has over 25 years of marketing and business development experience in the life sciences market. Dr. Chung-Welch has a balanced blend of business and technical/analytical strengths to provide sound foundation for technology/IP assessments and external partnerships. She has a strong record of domestic and international experience in business and customer needs analysis, technology assessment, licensing, distribution deals, partnerships, strategic alliances, strategic customer relationships, mergers/acquisitions. She previously served as Instructor in Surgery and Assistant in Physiology at Harvard Medical School and the Massachusetts General Hospital with expertise in basic science research, including cell biology, tissue culture, vascular physiology, genomics, proteomics, and lab automation applications. She is also a hands-on marketing executive and has conceptualized, launched, and managed products and services in the laboratory, medical, biotech/pharma, academic and government markets. She received her Ph.D. in Vascular Physiology and Cell Biology from Boston University.

          Mr. St.Clair is the Founder and Managing Member of SunStone Consulting, LLC, a healthcare consulting firm that serves healthcare providers throughout the United States since 2002. As frequently sought experts on issues related to compliance, reimbursement and revenue integrity, Mr. St.Clair and his team are constantly on-call to assist clients as they address financial challenges through creative solutions to the nation’s health systems. Previously, Mr. St.Clair worked as a national vice president for CGI, ImrGlobal, and Orion Consulting and as national director for Coopers & Lybrand. He holds a B.A. in Accounting and Finance from Juniata College in Huntington, Pennsylvania.

          A press release announcing the appointment of the new directors is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 14, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Predictive Oncology Inc.

Date: July 14, 2020	By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer